Exhibit 99.1

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

[Signature pages follow.]

Date: November 17, 2011	ENDURO RESOURCE PARTNERS LLC

	By:	/s/ Jon S. Brumley
	Name:	Jon S. Brumley
	Title:	President and Chief Executive Officer

ENDURO RESOURCE HOLDINGS LLC

	By:	/s/ Jon S. Brumley
	Name:	Jon S. Brumley
	Title:	President and Chief Executive Officer

R/C IV ENDURO HOLDINGS, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its sole general partner

By:	R/C Energy GP IV, LLC, its sole general partner

By:	/s/ Tom Walker
Name:	Tom Walker
Title:	Managing Director

RIVERSTONE/CARLYLE ENERGY PARTNERS IV, L.P.

By:	R/C Energy GP IV, LLC, its sole general partner

By:	/s/ Tom Walker
Name:	Tom Walker
Title:	Managing Director

R/C ENERGY GP IV, LLC

By:	/s/ Tom Walker
Name:	Tom Walker
Title:	Managing Director